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                                                                      Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File numbers 333-07205, 333-07207, 333-07211, 333-07213,
333-52295, 333-82131, 333-95401, 333-38144, 333-38142, 333-38140, 333-61628,
333-106021, 333-106023 and 333-118110) of SS&C Technologies, Inc. of our report dated March 14, 2005 relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut
March 14, 2005